Exhibit 99.1

PRELIMINARY -- SUBJECT TO COMPLETION

Proxy Card for Sustainable Opportunities Acquisition Corp.

Extraordinary General Meeting
609 Main Street
Houston, Texas 77002

EXTRAORDINARY GENERAL MEETING
OF SHAREHOLDERS OF SUSTAINABLE OPPORTUNITIES ACQUISITION CORP.
YOUR VOTE IS IMPORTANT

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON [●], 2021.

PROXY CARD

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated [ ], 2021, in connection with the Extraordinary General Meeting of Shareholders (the "Extraordinary General Meeting") to be held at 10:30 a.m. Central Time on [ ], 2021, at the offices of Kirkland & Ellis LLP located at 609 Main Street, Houston, TX 77002, and hereby appoints Scott Leonard, David Quiram and Gina Stryker, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all ordinary shares of Sustainable Opportunities Acquisition Corp. ("SOAC" and after the Continuance, as defined below, "TMC") registered in the name provided, which the undersigned is entitled to vote at the Extraordinary General Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the accompanying proxy statement/prospectus.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 THROUGH 7.

(Continued and to be marked, dated and signed on reverse side)

SEE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3, 4A, 4B, 4C, 4D, 4E, 4F, 5, 6 AND 7.

Please mark vote as indicated in this example **X**

Proposal No. 1 — The Continuance Proposal — to consider and vote upon a proposal by special resolution to approve the migration and continuance of SOAC from the Cayman Islands to British Columbia, pursuant to Part XII of the Cayman Islands Companies Act (as Revised) and Part 9, Division 8 of the Business Corporations Act (British Columbia) (the "BCBCA") (such continuance, the "Continuance").

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 2 — The Business Combination Proposal — to consider and vote upon a proposal by ordinary resolution to approve the Business Combination Agreement, dated as of March 4, 2021 (as amended or supplemented from time to time, the "Business Combination Agreement"), by and among SOAC, 1291924 B.C. Unlimited Liability Company, an unlimited liability company existing under the laws of British Columbia, Canada ("NewCo Sub") and DeepGreen Metals Inc., a company existing under the laws of British Columbia, Canada ("DeepGreen"), and the transactions contemplated by the Business Combination Agreement (collectively, the "Business Combination"). Pursuant to the Business Combination Agreement, among other things, SOAC will acquire all of the issued and outstanding shares in the capital of DeepGreen (the "DeepGreen Common Shares") from DeepGreen Shareholders in exchange for SOAC Common Shares and DeepGreen Earnout Shares by means of an Arrangement under the BCBCA (the "Share Exchange"); DeepGreen will become a wholly-owned subsidiary of TMC; and DeepGreen and NewCo Sub will amalgamate to continue as one company (the "Surviving Company"), as described in more detail in the accompanying proxy statement/prospectus. SOAC refers to this proposal as the "Business Combination Proposal." All defined terms not specifically defined herein are defined in the accompanying proxy statement/prospectus. A copy of the Business Combination Proposal is attached to the accompanying proxy statement/prospectus as Annex A.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 3 — The Charter Proposal — to consider and vote upon the approval by special resolution of the amendment and restatement of the Existing Governing Documents (as defined herein) in their entirety by the notice and articles of association of TMC the metals company Inc. (the "TMC Articles"), including the change in authorized share capital and change of name of SOAC to "TMC the metals company Inc." in connection with the Business Combination. SOAC refers to this as the "Charter Proposal."

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 4 — The Organizational Documents Proposals — to consider and vote upon, on a non-binding basis, certain governance provisions in the TMC Notice and Articles (collectively, the "Organizational Documents Proposals), to approve the following material differences between the current amended and restated memorandum and articles of association of SOAC (the "Existing Governing Documents") and the TMC Notice and Articles:

Organizational Documents Proposal 4A — the establishment of the authorized capital of TMC to consist of (i) an unlimited number of common shares, (ii) an unlimited number of preferred shares, issuable in series, and (iii) the TMC Special Shares, in each case, without par value (this proposal is referred to herein as "Organizational Documents Proposal 4A").

FOR ☐ AGAINST ☐ ABSTAIN ☐

Organizational Documents Proposal 4B — the declassification of the board of directors with the result being that each director will be elected on an annual basis (this proposal is referred to herein as "Organizational Documents Proposal 4B").

FOR ☐ AGAINST ☐ ABSTAIN ☐

Organizational Documents Proposal 4C — the reduction of the requisite quorum for a meeting of shareholders from a majority to at least two shareholders representing no less than one-third ($33^{1/3}\%$) of the shares entitled to vote at such meeting (this proposal is referred to herein as "Organizational Documents Proposal 4C").

FOR ☐ AGAINST ☐ ABSTAIN ☐

Organizational Documents Proposal 4D — the inclusion of an advance notice provision that requires a shareholder to provide notice to TMC in advance of a meeting of shareholders should such shareholder wish to nominate a person for election to the board of directors (this proposal is referred to herein as "Organizational Documents Proposal 4D").

FOR ☐ AGAINST ☐ ABSTAIN ☐

Organizational Documents Proposal 4E — the inclusion of a forum selection provision whereby, subject to limited exceptions, or unless TMC consents in writing to the selection of an alternative forum, the Supreme Court of the Province of British Columbia, Canada, and the appellate courts therefrom, will be the sole and exclusive forum for certain shareholder litigation matters (this proposal is referred to herein as "Organizational Documents Proposal 4E").

FOR ☐ AGAINST ☐ ABSTAIN ☐

Organizational Documents Proposal 4F — certain other changes, including the changes in the rights and restrictions attached to the Class B ordinary shares, and the deletion of the provisions relating to the initial public offering, the Sponsors, the initial business combination and other related matters (this proposal is referred to herein as "Organizational Documents Proposal 4F").

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 5 — The NYSE Proposal — to consider and vote upon a proposal by ordinary resolution to approve, for purposes of complying with the provisions of the New York Stock Exchange ("NYSE") Listing Rule 312.03, the issuance of TMC Common Shares (as defined in the accompanying proxy statement/prospectus), and securities convertible into or exchangeable for TMC Common Shares, in connection with the Business Combination and the PIPE Investment (the "NYSE Proposal").

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 6 — The Incentive Award Plan Proposal — to consider and vote upon the approval by ordinary resolution of the TMC Incentive Plan (as defined in the accompanying proxy statement/prospectus). SOAC refers to this as the "Incentive Award Plan Proposal." A copy of the Incentive Award Plan Proposal is attached to an amendment to the accompanying proxy statement/prospectus as Annex D.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 7 — The Adjournment Proposal — to consider and vote upon a proposal by ordinary resolution to approve the adjournment of the Extraordinary General Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the Extraordinary General Meeting (the "Adjournment Proposal").

FOR ☐ AGAINST ☐ ABSTAIN ☐

Date:____________________________

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(Signature)

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(Signature if held Jointly)

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE TREATED AS AN ABSTENTION AND WILL HAVE NO EFFECT ON ANY OF THE PROPOSALS. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.